UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): September 26, 2008

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400 Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 23, 2008, Cell Therapeutics, Inc. (the “Company”) entered into an Amendment of Securities Purchase Agreement (the “First Amendment”) between the Company and Enable Growth Partners, LP (the “Holder”) and two affiliates of the Holder in order to correct a clerical error in the Securities Purchase Agreement between the Company and the Holder dated September 15, 2008 (the “Agreement”).

On September 26, 2008, the Company entered into a Second Amendment of Securities Purchase Agreement between the Company and the Holder and two affiliates of the Holder (the “Second Amendment”). The Second Amendment provided for an increase in the principal amount and interest rate of the convertible notes issuable upon exercise of the put right (the “Put Right”) granted to the Company under the original agreement, and made such Put Right exercisable on or after September 26, 2008 without the Agreement’s preconditions to exercise.

Also on September 26, 2008, the Company exercised such Put Right. Upon exercise, the Holder purchased for $14,210,526 cash, $14,210,526 aggregate principal amount of the Company’s 15.5% Convertible Senior Notes due 2012 (the “Notes”). In addition, pursuant to the Agreement, the Company made a $150,000 payment to the Holder and its affiliates to induce them to convert 1,000 shares of the Company’s Series C Preferred Stock into Common Stock. Pursuant to the Agreement, the Company also paid to the Holder and its affiliates $1,225,000 to fully resolve any and all claims for any relief whatsoever that have been alleged, or that could have been alleged, in Enable Growth Partners, LP, et al. v. Cell Therapeutics, Inc., N.Y. Sup. Ct., Index No. 600206-08 (the “Enable Claims”), against the Company. The Company and the Holder also entered in a mutual release dated September 29, 2008 (the “Release”) in connection with the resolution of the Enable Claims.

The Notes were issued pursuant to an Indenture dated September 29, 2008 between the Company and U.S. Bank National Association as trustee (the “Indenture”).

The Notes will bear an annual interest rate of 15.5% and be convertible into Common Stock at a conversion price of $1.27 per share. Accordingly, the Notes are convertible into 11,189,391 shares of Common Stock. Upon conversion of the Notes, the Company shall be required to pay a make-whole amount to the holders of the notes so converted equal to $620 per $1,000 principal amount of the converted notes less any interest paid on such notes before conversion (a “Make-Whole Payment”). The Company has placed an amount adequate to pay the Make-Whole Payments on all outstanding Notes in escrow to be held for a period of one year. At the end of one year, all funds remaining in escrow will be released to the Company.

The Notes will automatically convert if, at any time after September 29, 2009 and prior to maturity, the closing price of the Common Stock has exceeded $2.54 for at least 20 trading days within any 30 consecutive trading day period, subject to certain conditions (a “Triggering Event”). The amount of Notes that shall automatically convert on a Triggering Event may be limited, depending upon the volume weighted average price of the Common Stock at that time. Once a Triggering Event has occurred, a new 30 trading day period for which an automatic conversion may be triggered shall commence.

In the case of an event of default the Notes can be accelerated.

In the event of certain changes in control, holders of the Notes may require the Company to repurchase their Notes at a repurchase price equal to 100% of the aggregate principal amount of such holders’ outstanding notes at the time of such repurchase, together with interest accrued to the repurchase date.

If not converted or repurchased prior to maturity, the Notes mature on September 29, 2012.

The Notes are the Company’s unsecured obligations and are not subordinated to any of its present or future unsecured obligations. The Company has also agreed to certain restrictions on its incurrence of future secured indebtedness.

The description of the terms and conditions of the First Amendment, the Second Amendment, the Indenture, the Notes and the Release set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of each of the First Amendment, the Second Amendment, the Indenture and the Release which are attached hereto as Exhibit 10.1, 10.2, 4.1 and 10.3, respectively.

The offer and sale of the Notes and the shares of Common Stock underlying them were covered by the Company’s Form S-3 shelf registration statement (File No. 333-149982).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated September 29, 2008 between Cell Therapeutics, Inc. and U.S. Bank National Association, as trustee, including Form of Global Note

5.1	Opinion of Heller Ehrman LLP

10.1	Amendment of Securities Purchase Agreement, dated September 23, 2008 between Cell Therapeutics, Inc. and Enable Growth Partners, LP and others

10.2	Second Amendment of Securities Purchase Agreement, dated September 26, 2008 between Cell Therapeutics, Inc. and Enable Growth Partners, LP and others

10.3	Release, dated September 29, 2008 between Cell Therapeutics, Inc. and Enable Growth Partners, LP and others

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: October 1, 2008	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated September 29, 2008 between Cell Therapeutics, Inc. and U.S. Bank National Association, as trustee, including Form of Global Note

5.1	Opinion of Heller Ehrman LLP

10.1	Amendment of Securities Purchase Agreement, dated September 23, 2008 between Cell Therapeutics, Inc. and Enable Growth Partners, LP and others

10.2	Second Amendment of Securities Purchase Agreement, dated September 26, 2008 between Cell Therapeutics, Inc. and Enable Growth Partners, LP and others

10.3	Release, dated September 29, 2008 between Cell Therapeutics, Inc. and Enable Growth Partners, LP and others